Exhibit 99.2

MTY Food Group Inc. and Papa Murphy’s Holdings, Inc. Announce Definitive Merger Agreement

MONTREAL, April 11, 2019 - MTY Food Group Inc. (“MTY”) (TSX:MTY) and Papa Murphy’s Holdings, Inc. (“Papa Murphy’s”) (NASDAQ:FRSH) today announced they have entered into a definitive merger agreement (the “Merger Agreement”) under which MTY would acquire all of the issued and outstanding shares of common stock of Papa Murphy’s for cash consideration of US$6.45 per share, representing total transaction value of approximately US$190.0 million (C$253.2 million) (the “Transaction”), including Papa Murphy’s net debt outstanding. The purchase price per share of Papa Murphy’s common stock implies a premium of 31.9% to the Papa Murphy’s closing price on April 10, 2019 and 46.3% to the unaffected Papa Murphy’s closing price on November 7, 2018 prior to the announcement by Papa Murphy’s that it was conducting a process to explore and evaluate strategic alternatives to maximize shareholder value and had engaged a financial advisor to assist with the review. The terms and conditions of the Merger Agreement were unanimously approved by the boards of directors of both companies. The Transaction is subject to customary closing conditions including receipt of applicable regulatory approvals.

MTY is a leading franchisor in the North American restaurant industry. MTY’s multi-concept model allows MTY to position itself across a broad range of demographic, economic and geographic sectors. As at February 28, 2019, its network had 5,941 locations in operation, mostly all franchised, including over 500 locations operating in 39 countries outside North America.

Papa Murphy’s is a franchisor and operator of the largest Take ‘n’ Bake pizza brand and the 5th largest pizza chain in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. In addition to scratch-made pizzas, Papa Murphy’s offers a growing menu of grab ‘n’ go items, including salads, sides and desserts. Papa Murphy’s was founded in 1981 and operated 1,331 franchised and 106 corporate-owned stores in 37 U.S. states, Canada and the United Arab Emirates as of December 31, 2018.

Eric Lefebvre, Chief Executive Officer of MTY said, “This is an important transaction for MTY as we add a brand with a differentiated position in pizza to our existing U.S. portfolio. We are thrilled about the prospect of welcoming the Papa Murphy’s brand, its franchise partners and employees, to the MTY family. Papa Murphy’s is a unique concept with over a 35 year history of providing a superior quality product made with fresh ingredients. We believe the pizza segment is highly attractive due to its size, fragmented nature and growth potential. The Papa Murphy’s brand is well loved by its loyal customers and is supported by a strong network of franchise partners. We expect the combination of these two companies and the expertise it brings to produce tremendous opportunities for MTY’s U.S. expansion objectives.”

“The board of directors and our advisors have thoroughly evaluated all options available to us and are confident that this agreement provides immediate value to our stockholders at a premium over our current share price. Merging our unique, differentiated brand with a global leader in franchised restaurant concepts will accelerate on-going efforts to enhance our convenience and relevance and maintain our position as the number one Take ‘n’ Bake pizza chain in the United States.” said Jean Birch, Chairperson of the board of directors of Papa Murphy’s.

Transaction Highlights

•	Strengthens MTY’s leading portfolio of brands through the acquisition of the 5th largest pizza chain in the U.S.

•	Leading Take ‘n’ Bake pizza concept serving award-winning, superior quality products made with fresh ingredients.

•	Increasing MTY’s exposure to the robust and growing U.S. pizza market.

•	MTY’s combined network to have approximately 7,378 stores globally after completion of the Transaction with future runway for growth.

•	Complements MTY’s U.S. operations and reduces seasonality of its results.

•	Papa Murphy’s had US$809 million System-wide Sales for the twelve-month period ended December 31, 2018.

•	Papa Murphy’s generated US$22.3 million in Adjusted EBITDA for the twelve-month period ended December 31, 2018.

•	Strategically timed as Papa Murphy’s system is building momentum after implementation of refreshed corporate strategy and refocus on the brand.

•	MTY anticipates working with Papa Murphy’s to make capital investments focused on growing top line sales and increasing franchise partner profitability.

•	MTY welcomes a seasoned management team and looks forward to building on Papa Murphy’s employees’ expertise and maintaining the current support center in Vancouver, WA.

•	Expected to be immediately accretive to MTY’s EBITDA and cash flow per share.

•

MTY remains committed to pursuing its acquisition strategy. Pro Forma MTY is expected to continue to generate significant cash flow allowing for deleveraging and providing liquidity to pursue future M&A opportunities.

Transaction Details

Under the terms of the Merger Agreement, a subsidiary of MTY will commence a tender offer to purchase all of the outstanding shares of Papa Murphy’s common stock for US$6.45 per share in cash. The closing of the tender offer is subject to customary conditions, including antitrust clearance and the tender of a majority of the outstanding shares of Papa Murphy’s common stock. Following successful completion of the tender offer, MTY would acquire all remaining shares not tendered in the offer through a merger at the same price as in the tender offer.

The Transaction is not subject to any financing condition and consideration will be 100% funded in cash. MTY will use its cash on hand and its existing credit facility to fund the cash consideration and to repay Papa Murphy’s net debt outstanding as of the close of the Transaction, which today is approximately US$77.4 million.

Pursuant to the terms of the Merger Agreement, Papa Murphy’s has agreed that it will not solicit or initiate discussions regarding any other business combination or sale of material assets. MTY has the right to match any superior proposals. The Transaction provides for a termination fee of approximately US$5.7 million payable by Papa Murphy’s to MTY in certain circumstances if the Transaction is not completed.

The Transaction is expected to close in the second calendar quarter of 2019. There is no assurance the Transaction will be completed as described above or at all, or that the anticipated closing date will materialize. Following the close of the transaction, Papa Murphy’s will be a wholly-owned subsidiary of MTY and will continue to be operated as an independent brand.

Transaction Approvals

The Transaction has been unanimously approved by the board of directors of MTY and has been unanimously approved by the board of directors of Papa Murphy’s. Each director and executive officer of Papa Murphy’s, cumulatively having beneficial ownership and control over 2.2% of Papa Murphy’s shares outstanding, have signed support agreements to tender all of their shares into the offer. Moreover, certain additional Papa Murphy’s shareholders having beneficial ownership and control over 49.8% of Papa Murphy’s shares outstanding have also signed such agreement to tender all of their shares into the offer. In total, holders of approximately 52.1% of Papa Murphy’s shares have agreed to tender their shares into the offer, subject to potential adjustments in certain circumstances provided in the support agreement. The consummation of the Transaction is conditioned upon the tender of a majority of Papa Murphy’s issued and outstanding shares of common stock.

Financial and Legal Advisors

National Bank Financial Inc. is acting as exclusive financial advisor to MTY and Fasken Martineau DuMoulin LLP and Morrison & Foerster LLP are acting as its legal advisors. North Point Advisors LLC is acting as exclusive financial advisor to Papa Murphy’s and Perkins Coie LLP is acting as its legal advisor.

Conference Call

MTY will be available for questions on the Transaction during its quarterly earnings conference call today April 11, 2019 at 8:30 AM EDT and will provide supplemental slides on its corporate website at www.mtygroup.com. Participants are invited to access the conference call by dialing 647-788-4922 (For all Toronto and overseas participants) and 1-877-223-4471 (For all other North American participants).

If you are unable to call in at this time, you may access a recording of the meeting by calling 1-800-585-8367 and entering the passcode 1483329 on your phone. This recording will be available on April 11, 2019 as of 11:30 AM until 11:59 PM on May 10, 2019.

Notice to Investors

The tender offer described in this press release has not yet commenced. This press release is for informational purposes only and is not a recommendation, an offer to purchase or a solicitation of an offer to sell shares of Papa Murphy’s. The solicitation and offer to buy Papa Murphy’s shares will only be made pursuant to an offer to purchase and related materials. At the time the tender offer is commenced, MTY Franchising USA, Inc., a wholly owned subsidiary of MTY, and its acquisition subsidiary will file a tender offer statement and related exhibits with the U.S. Securities and Exchange Commission (the “SEC”) and Papa Murphy’s will file a solicitation/recommendation statement with respect to the tender offer. Investors and stockholders of Papa Murphy’s are strongly advised to read the tender offer statement (including the related exhibits) and the solicitation/recommendation statement, as they may be amended from time to time, when they become available, because they will contain important information, including the terms and conditions of the offer, that stockholders should consider before making any decision regarding tendering their shares. The tender offer statement (including the related exhibits) and the solicitation/recommendation statement will be available at no charge on the SEC’s website at www.sec.gov. In addition, the tender offer statement and other documents that MTY Franchising USA, Inc. or its acquisition subsidiary files with the SEC will be made available to all stockholders of Papa Murphy’s free of charge from the information agent for the tender offer. The solicitation/recommendation statement and the other documents filed by Papa Murphy’s with the SEC will be made available to all stockholders of Papa Murphy’s free of charge at investors.papamurphys.com. Further information regarding the Transaction will be contained in the Merger Agreement, copies of the Agreement will be available on SEDAR at www.sedar.com.

All dollar values herein presented in Canadian dollars unless otherwise indicated. US dollar values converted to Canadian dollars at 1.3326.

Non-IFRS and Non-GAAP Measures

This news release makes reference to certain non-IFRS and non-GAAP measures. These measures are not recognized measures under IFRS or GAAP, do not have a standardized meaning prescribed by IFRS or GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS and GAAP measures by providing further understanding of MTY or Papa Murphy’s results of operations from their respective management’s perspective. Accordingly, they should not be considered in isolation nor as a substitute for analysis of MTY or Papa Murphy’s financial information reported under IFRS or GAAP, respectively. MTY or Papa Murphy’s use non-IFRS and non-GAAP measures including “Adjusted EBITDA” “System-wide Sales” and “EBITDA” to provide investors with a supplemental measure of their operating performance and thus highlight trends in their core businesses that may not otherwise be apparent when relying solely on IFRS or GAAP financial measures. MTY and Papa Murphy’s also believe that securities analysts, investors and other interested parties frequently use non-IFRS or non-GAAP measures in the evaluation of issuers and other reporting companies. MTY or Papa Murphy’s management also uses non-IFRS and non-GAAP measures in order to facilitate operating performance comparisons from period to period, to prepare annual operating budgets, and to determine components of management compensation.

“System-wide Sales” represents the net sales received from restaurant guests at both corporate and franchise restaurants including take-out and delivery customer orders. System-wide Sales includes sales from both established restaurants as well as new restaurants. MTY and Papa Murphy’s management believes System-wide Sales provides meaningful information to investors regarding the size of MTY’s and Papa Murphy’s restaurant networks, the total market share of their brands and the overall financial performance of their brands and restaurant owner bases, which ultimately impacts MTY and Papa Murphy’s consolidated financial performance.

“EBITDA” is a non-IFRS measure presented by MTY and is defined as net earnings (loss) from continuing operations before net interest expense and other financing charges, losses (gains) on derivative, income taxes, depreciation of property, plant and equipment, amortization of intangible assets, and impairment of assets, net of reversals.

“Adjusted EBITDA” is a non-GAAP measure presented by Papa Murphy’s and is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization, with further adjustments to reflect the elimination of various expenses that Papa Murphy’s considers not indicative of ongoing operations. For a reconciliation of Adjusted EBITDA of Papa Murphy’s to net income (loss) of Papa Murphy’s, the most directly comparable GAAP measure, see the earnings release of Papa Murphy’s dated March 14, 2019, filed as Exhibit No. 99.1 to Papa Murphy’s Current Report on Form 8-K dated March 14, 2019.

Forward Looking Information

Certain information in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements involve known and unknown risks and uncertainties future expectations and other factors which may cause the actual results, performance or achievements of MTY, Papa Murphy’s or the combined company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. All statements other than statements of historical facts included in this news release may constitute forward looking statements. In particular, this news release contains statements that may constitute forward looking statements regarding, without limitation, the potential benefits and effects of the Transaction, the ability of the parties to complete the Transaction and the expected timing of completion of the Transaction and the potential impact of the Transaction on the combined entity’s future operations, the suitability of the Transaction for MTY and Papa Murphy’s, the effect of the Transaction on

Papa Murphy’s stakeholders; the expected EBITDA, revenue, liquidity, cash flow, System-wide Sales and potential growth of the combined entity; and potential future acquisition opportunities and capital investments. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “anticipate”, “estimate”, “may”, “will”, “expect”, “believe”, “plan” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. These forward-looking statements are not facts or guarantees of future performance, but only reflections of estimates and expectations of MTY’s and Papa Murphy’s management and involve a number of risks, uncertainties, and assumptions.

The forward-looking information contained in this news release reflects MTY’s and Papa Murphy’s current expectations and assumptions regarding future events and operating performance and speaks only as of the date of this news release. These expectations and assumptions include, but are not limited to: the currency exchange rates used to derive Canadian dollar expectations; market acceptance of the Transaction; the satisfactory fulfilment of all of the conditions precedent to the Transaction; the receipt of all required approvals and consents; future results of Papa Murphy’s business and operations meeting or exceeding historical results; the success of the integration of Papa Murphy’s operations and management team with MTY’s operations and business; and market acceptance of potential future acquisitions and capital investments by MTY. While these assumptions and expectations are considered reasonable, a number of factors could cause the actual results, level of activity, performance or achievements to be materially different from the expectations and assumptions of MTY and Papa Murphy’s, including those discussed in MTY’s public filings available at www.sedar.com and in particular in its most recent annual information form under “Risk Factors” and in its management’s discussion and analysis for its fiscal year ended November 30, 2018 under “Risk and Uncertainties” and in Papa Murphy’s public filings with the Securities and Exchange Commission, available at ww.sec.gov, including under those discussed under “Risk Factors” in Papa Murphy’s most recent annual report on Form 10-K for the fiscal year ended December 31, 2018.

Risks and uncertainties inherent in the nature of the Transaction include without limitation, the failure to receive all required approvals and consents or to otherwise fulfill all of the conditions precedent to the Transaction, in a timely manner, or at all; significant transaction costs or unknown liabilities; failure to realize the expected benefits of the Transaction; and general economic conditions. Failure to receive all required approvals and consents or to otherwise fulfill all of the conditions precedent to the Transaction may result in the Transaction not being completed on the proposed terms, or at all. There can be no assurance that the anticipated strategic benefits and operational, competitive and cost synergies resulting from the Transaction will be realized. In addition, if the Transaction is not completed and Papa Murphy’s continues as an independent entity, there are risks that the announcement of the Transaction and the dedication of substantial resources of Papa Murphy’s to the completion of the Transaction could have an impact on Papa Murphy’s business and strategic relationships, operating results and businesses generally, and could have a material adverse effect on the current and future operations, financial condition and prospects of Papa Murphy’s. Furthermore, the termination of the Merger Agreement may, in certain circumstances, result in Papa Murphy’s being required to pay a fee to MTY, the result of which could have a material adverse effect on Papa Murphy’s financial position and results of operations and its ability to fund growth opportunities and current operations.

Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement. Except as required by law, neither of MTY or Papa Murphy’s assumes no obligation to update or revise forward-looking information to reflect new events or circumstances. All such forward-looking statements are made pursuant to the “safe harbour” provisions of applicable securities laws

About MTY Food Group

MTY Group franchises and operates quick-service and casual dining restaurants under approximately 75 different banners in Canada, the United States and internationally. Based in Montreal, MTY is a family whose heart beats to the rhythm of its brands, the very soul of its multibranded strategy. For over 35 years, it has been increasing its presence by delivering new concepts in quick-service restaurants and making acquisitions and strategic alliances that have allowed it to reach new heights year after year. By combining new trends with operational know-how, the brands forming the MTY Group now touch the lives of millions of people every year. With approximately 6,000 locations, the many flavours of the MTY Group have the key to responding to the different tastes and needs of consumers today and tomorrow.

For more information about MTY or the Transaction, please contact Pierre Boucher or Jennifer McCaughey, MaisonBrison, at 1-514-731-0000 or by email at pierre@maisonbrison or jennifer@maisonbrison.com or visit our website, https://mtygroup.com or SEDAR’s website at www.sedar.com under the Company’s name.

About Papa Murphy’s Holdings

Papa Murphy’s Holdings, Inc. is a franchisor and operator of the largest Take ‘n’ Bake pizza brand in the United States, selling hand-crafted, fresh pizzas for customers to bake at home. The Company was founded in 1981 and currently operates over 1,400 franchised and corporate-owned stores in 37 U.S. states, Canada, and the United Arab Emirates. Papa Murphy’s core purpose is to help anyone with an oven and 15 minutes serve a scratch-made meal. In addition to fresh pizzas, the Company offers hand-crafted salads, sides and desserts to complete the meal. Order online today at www.papamurphys.com for easy pick up everywhere, and find Papa Murphy’s on your favorite delivery apps in select markets.

For more information about Papa Murphy’s or the Transaction, please contact Maurice Hines, Investor Relations at 1-360-449-4008 or by email at maurice.hines@papamurphys.com or visit our website, investors.papamurphys.com or the SEC website at and www.sec.gov under the Papa Murphy’s name.